                                                                     EXHIBIT 2.3





                            ASSET TRANSFER AGREEMENT

                                 by and between

                             TCR HOLDING CORPORATION
                            (a Delaware Corporation)

                                       and

                      TRANSCONTINENTAL REFINING CORPORATION
                            (A Delaware Corporation)

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                            Page
                                                                             No.
                                                                            ----
ARTICLE I TRANSFER OF ASSETS AND CLOSING......................................1

   1.01     ASSETS............................................................1
   1.02     LIABILITIES.......................................................2
   1.03     CLOSING...........................................................2
   1.04     FURTHER ASSURANCES; POST-CLOSING COOPERATION......................2
   1.05     THIRD-PARTY CONSENTS..............................................3
   1.06     AGREED VALUE......................................................3

ARTICLE II INDEMNIFICATION....................................................4

   2.01     INDEMNIFICATION...................................................4
   2.02     SURVIVAL OF INDEMNITY AND REPRESENTATIONS AND WARRANTIES..........4
   2.03     INDEMNIFICATION PROCEDURES........................................4

ARTICLE III TAX...............................................................5

   3.01     TRANSFER TAXES....................................................5
   3.02     TAX COOPERATION...................................................5
   3.03     TAX INDEMNIFICATION...............................................6

ARTICLE IV DEFINITIONS........................................................6

   4.01     DEFINITIONS.......................................................6

ARTICLE V MISCELLANEOUS.......................................................9

   5.01     NOTICES...........................................................9
   5.02     BULK SALES ACT...................................................10
   5.03     WAIVER...........................................................10
   5.04     ENTIRE AGREEMENT.................................................10
   5.05     EXPENSES.........................................................10
   5.06     WAIVER...........................................................10
   5.07     AMENDMENT........................................................10
   5.08     NO THIRD PARTY BENEFICIARY.......................................11
   5.09     HEADINGS.........................................................11
   5.10     INVALID PROVISIONS...............................................11
   5.11     GOVERNING LAW....................................................11
   5.12     COUNTERPARTS.....................................................11

SCHEDULE A        Retained Liabilities
SCHEDULE B        General Assignment and Bill of Sale
SCHEDULE C        Assumption Agreement
SCHEDULE D        Retained Assets

                  This ASSET TRANSFER AGREEMENT dated as of December 15, 1998 is made and entered into by and between TCR Holding Corporation, a Delaware corporation ("TCR Holding"), and TransContinental Refining Corporation, a Delaware corporation ("TransContinental"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 4.01 hereof.

                  WHEREAS, TransAmerican Energy Corporation, a Delaware Corporation ("TEC"), TransAmerican Refining Corporation, a Texas corporation ("TARC"), TCR Holding and TransContinental have entered into a Securities Purchase Agreement dated December 10, 1998 with Jefferies & Company, Inc., as amended and restated by and among TEC, TARC, TCR Holding, TransContinental, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P, TCW Shared Opportunity Fund III, L.P., TCW Shared Opportunity Fund II, L.P., TCW Shared Opportunity Fund IIB, LLC, and Jefferies & Company, Inc. on December 15, 1998 (the "Securities Purchase Agreement");

                  WHEREAS, it is a condition to the consummation of the transactions under the Securities Purchase Agreement that TARC transfer and assign to TCR Holding, and that TCR Holding acquire from TARC substantially all of the assets of TARC and that TCR Holding assume certain liabilities of TARC pursuant to an Asset Transfer Agreement of even date herewith between TARC and TCR Holding (the "TARC Asset Transfer Agreement");

                  WHEREAS, it is a condition to the consummation of the transactions under the Securities Purchase Agreement that TCR Holding transfer and assign to TransContinental, and that TransContinental acquire from TCR Holding substantially all of the assets of TCR Holding acquired pursuant to the TARC Asset Transfer Agreement and that TransContinental assume certain liabilities of TCR Holding assumed pursuant to the TARC Asset Transfer Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         TRANSFER OF ASSETS AND CLOSING

                  1.01 Assets.

                  (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, TCR Holding will transfer, convey, assign and deliver to TransContinental, and TransContinental will acquire, at the Closing, all of TCR Holding's right, title and interest in, to and under the Assets and Properties of TCR Holding, except as otherwise provided in Sections 1.01(b) and 1.02, as the same shall exist on the Closing Date (the "Assets").

                  (b) Retained Assets. Notwithstanding anything in this Agreement to the contrary, the Retained Assets shall be excluded from and shall not constitute Assets and TransContinental shall have neither any rights nor any obligations with respect thereto.

                  1.02 Liabilities. In consideration of the transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, TransContinental will assume and will agree to pay, perform and discharge when due all of the Liabilities of TCR Holding (the "Assumed Liabilities") other than those liabilities listed in Schedule A hereto (the "Retained Liabilities").


                  1.03 Closing. The Closing will take place on the Closing Date at the offices of Milbank, Tweed, Hadley & McCloy, 350 Park Avenue, New York, New York. On the Closing Date, (i) TCR Holding will assign and transfer to TransContinental all of its right, title and interest in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (A) a General Assignment and Bill of Sale in the form of Schedule B hereto (the "General Assignment), duly executed by TCR Holding, (B) an assignment of Intellectual Property in form and substance acceptable to TransContinental, (C) general warranty deeds in proper statutory form for recording and otherwise in form and substance acceptable to TransContinental conveying title to the Assets comprised of real property and all of the rights arising out of the ownership thereof or appurtenant thereto, together with all buildings, structures, facilities, fixtures and other improvements thereto, and (D) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance acceptable to TransContinental and its counsel, as shall be effective to vest in TransContinental good title to the Assets (the General Assignment and the other instruments referred to in clauses (B),(C) and (D) being collectively referred to herein as the "Assignment Instruments") and (ii) TransContinental will assume the Assumed Liabilities pursuant to (X) an Assumption Agreement in the form of Schedule C hereto (the "Assumption Agreement"), duly executed by TransContinental, and (Y) such other instruments of assumption as shall be effective to cause TransContinental to assume the Assumed Liabilities as and to the extent provided in Section 1.02 (the Assumption Agreement and such other instruments referred to in clause (Y) being collectively referred to herein as the "Assumption Instruments").


                  1.04 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, at TransContinental's request and without further consideration, TCR Holding shall execute and deliver to TransContinental such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as TransContinental may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to TransContinental, and to confirm TransContinental's title to, all of the Assets, and, to the full extent permitted by Law, to put TransContinental in actual possession and operating control of the and the Assets and to assist TransContinental in exercising all rights with respect thereto, and otherwise to cause TCR Holding to fulfill its obligations under this Agreement.

                  (a) Effective on the Closing Date, TCR Holding hereby constitutes and appoints TransContinental the true and lawful attorney of TCR Holding, with full power of substitution, in the name of TCR Holding or TransContinental, but on behalf of TCR Holding and for the benefit of TransContinental: (i) to demand and receive from time to time any and all of the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that TransContinental may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses
(i) through (iii) as TransContinental shall deem desirable. TCR Holding hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. TCR Holding shall execute and deliver to TransContinental at the Closing an acknowledged power of attorney to the foregoing effect.

                  (b) Following the Closing, TCR Holding will afford TransContinental, its counsel and accountants access to the books, records and other data relating to the Assets in TCR Holding's possession, if any, with respect to periods prior to the Closing and the right to make copies and extracts therefrom. Further, TCR Holding agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any books, records and other data without first offering in writing to surrender such books, records and other data to TransContinental and TransContinental shall not have agreed to take possession thereof within thirty (30) days of such offer.

                  1.05 Third-Party Consents. To the extent that any Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach of or a default under any Contract either constituting or governing such Contract. TCR Holding shall use its best efforts to obtain the consent of such other party to the assignment of any such Contract in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, TCR Holding shall cooperate with TransContinental in any arrangement designed to provide TransContinental with the benefits intended to be assigned to TransContinental under or pursuant to such Contract, including enforcement at the cost and for the account of TCR Holding of any and all rights of TCR Holding against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

                  1.06 Agreed Value. The parties agree that for purposes of all federal and state income tax filings, the agreed upon value of the Assets will be $1,100,000,000 as of October 31, 1998.

                                   ARTICLE II

                                 INDEMNIFICATION

                  2.01 Indemnification.

                  (a) TCR Holding shall indemnify TransContinental, its officers, directors, Affiliates, agents and representatives and their respective successors and assigns (collectively, the "TransContinental Parties") in respect of, and hold the TransContinental Parties harmless from and against, any and all Losses suffered, incurred or sustained, as suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any agreement on the part of TCR Holding contained in this Agreement or (ii) the Retained Assets or any Retained Liability.

                  (b) TransContinental shall indemnify TCR Holding, its officers, directors, Affiliates, agents and representatives and their respective successors and assigns (collectively, the "TCR Parties") in respect of, and hold TCR Holding harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the Assets or the Assumed Liabilities except to the extent that any such loss arises out of any Loss giving rise to indemnification under Section 2.01(a).

                  2.02 Survival of Indemnity and Representations and Warranties. The indemnity provisions contained in this Article II shall survive indefinitely regardless of (i) any investigation made at any time by or on behalf of any TransContinental Party, (ii) any termination of this Agreement or the Securities Purchase Agreement or (iii) acceptance of the Assets by TransContinental.

                  2.03 Indemnification Procedures. An Indemnified Party shall give the party obligated to provide indemnification under Section 2.01 (the "Indemnified Party") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 90 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this
Article II except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article II. The obligations and Liabilities of an Indemnifying Party under this Article II with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article II ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this
Article II except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article II. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party; provided further, that in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one independent counsel for all Indemnified Parties in each such jurisdiction. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled without the prior written consent of each Indemnified Party subject to such Third Party Claim unless such settlement (i) includes an unconditional release of both the Indemnifying Party and each Indemnified Party from all liability arising out of such Third Party claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of either the Indemnifying Party or any Indemnified Party.

                                  ARTICLE III

                                       TAX

                  3.01 Transfer Taxes. TransContinental shall pay all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless TCR Holding on an after-Tax basis with respect to such Transfer Taxes. TransContinental shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

                  3.02 Tax Cooperation. After the Closing Date, TCR Holding and the affiliated group of which it is a member will cooperate in the preparation of all Tax Returns, will provide any records and other information that TRC Holding requests, will provide access to, and the cooperation of, its auditor, and will cooperate with TRC Holding in connection with any Tax investigation, audit or other proceeding.

                  3.03 Tax Indemnification. After the Closing Date, TCR Holding will indemnify and hold harmless TransContinental from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to, all Taxes imposed on TCR Holding or any member of the affiliated group of which TCR Holding is a member, including Taxes imposed on TCR Holding or any such member under Treas. Reg. Section 1.1502-6 or any state or local counterpart thereto or as a result of any contractual agreements between TCR Holding or any member of the affiliated group of which TCR Holding is a member and any other persons,

                                   ARTICLE IV

                                   DEFINITIONS

                  4.01 Definitions.

                  (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that (i) directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified or (ii) is an employee, officer, director or stockholder of such person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Asset Transfer Agreement and the Schedules hereto as the same shall be amended from time to time.

                  "Assets" has the meaning set forth in Section 1.01(a).

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Assignment Instruments" has the meaning set forth in
Section 1.03.

                  "Assumed Liabilities" has the meaning set forth in
Section 1.02.

                  "Assumption Agreement" has the meaning set forth in
Section 1.03.

                  "Assumption Instruments" has the meaning set forth in
Section 1.03.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York or California are authorized or obligated to close.

                  "Closing" means the closing of the transactions contemplated by Section 1.03.

                  "Closing Date" means December 15, 1998 or such other date as the parties hereto may mutually agree.

                  "Code" means the Internal Revenue Code of 1986.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "General Assignment" has the meaning set forth in
Section 1.03.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                   "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" has the meaning set forth in Section 2.07.

                  "Indemnifying Party" has the meaning set forth in
Section 2.07.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by TCR Holding (other than trade receivables generated in the ordinary course of business of the TCR Holding).

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                   "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Retained Assets" means those assets of TCR Holding listed in Schedule D hereto.

                  "Retained Liabilities" has the meaning set forth in
Section 1.02.

                  "Securities Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

                  "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a governmental entity by
(i) TCR Holding or (ii) any member of the affiliated group of which TCR Holding is a member with respect to Taxes that relate to the Assets.

                  "Third Party Claim" has the meaning ascribed to it in
Section 2.03.

                  "TransContinental Parties" has the meaning set forth in
Section 2.01.

                  "Transfer Taxes" means all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees.


                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and
(iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                   ARTICLE V

                                  MISCELLANEOUS

                  5.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


                  If to TransContinental, to:

                  14902 River Road
                  New Sarpy, LA  70078
                  Attn:  Mr. Glenn McGinnis

                  with copies to:

                  Trust Company of the West
                  11100 Santa Monica Boulevard, Suite 2000
                  Los Angeles, California  90025
                  Attention: Nicholas W. Tell

                  Milbank Tweed, Hadley & McCoy
                  601 South Figueroa Street, 30th Floor
                  Los Angeles, California  90017
                  Attention: Kenneth J. Baronsky

                  If to TCR Holding, to:

                  14902 River Road
                  New Sarpy, LA  70078
                  Attn: Glenn McGinnis

                  with copies to:

                  Trust Company of the West
                  11100 Santa Monica Boulevard, Suite 2000
                  Los Angeles, California  90025
                  Attention: Nicholas W. Tell

                  Milbank, Tweed, Hadley & McCoy
                  601 South Figueroa Street, 30th Floor
                  Los Angeles, California  90017
                  Attention: Kenneth J. Baronsky

                  5.02 Bulk Sales Act. The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.


                  5.03 Waiver. TCR Holding waives any and all vendor's privilege to which TCR Holding is entitled and further waives any right to rescind or dissolve the transfer of the Assets conveyed to TransContinental on account of the nonfulfillment of any of TransContinental's obligations hereunder, to which TCR Holding might be entitled pursuant to La. Civ. Code Arts. 2561-2564 or otherwise and further warrants that third parties may deal with TransContinental, free and clear of any express or implied resolutely condition or any express or implied right of recession.

                  5.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto.

                  5.05 Expenses. Except as set forth herein, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and thereby.

                  5.06 Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions hereof, nor shall any waiver in any one instance be deemed a continuing waiver or a waiver in any other instance. No waiver shall be binding unless executed in writing by the party to be charged with such waiver.

                  5.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  5.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article II.


                  5.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  5.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such state, including, without limitation, ss.5-1401 of the New York General Obligations Law.

                  5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                                     TCR HOLDING CORPORATION



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     TRANSCONTINENTAL REFINING CORPORATION



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A

                              RETAINED LIABILITIES




1. TCR Holding's obligations under this Agreement.

2. TCR Holding's obligations under the TEC Swingline Note (as defined in the Securities Purchase Agreement)

                                   SCHEDULE B




                       GENERAL ASSIGNMENT AND BILL OF SALE



                  THIS GENERAL ASSIGNMENT AND BILL OF SALE is entered into this 15th day of December, 1998 by and between, TransContinental Refining Corporation a Delaware corporation ("Purchaser"), and TCR Holding Corporation, a Delaware corporation ("Seller").

                  WHEREAS, Purchaser and Seller have entered into an Asset Transfer Agreement, dated as of December 15, 1998 (the "Asset Transfer Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Transfer Agreement), pursuant to which Seller has agreed to transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the Assets and Properties of Seller, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing an Assumption Agreement of even date herewith;

                  WHEREAS, Seller desires to transfer and assign to Purchaser the Assets and Properties of Seller pursuant to Section 1.04 of the Asset Transfer Agreement and Purchaser desires to accept the transfer, conveyance, assignment and delivery thereof;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably transfers, conveys, assigns and delivers to Purchaser all of Seller's right, title and interest in, to and under all of the Assets of Seller, other than the Retained Assets listed in Schedule G to the Agreement, as the same shall exist on the date hereof TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

                  Purchaser hereby accepts the transfer, conveyance, assignment and delivery of the Assets.

                  At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto.

                  Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all of the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or

Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets;
(iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

                  This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.

                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this General Assignment and Bill of Sale on the day and year first above written.


                                    TCR HOLDING CORPORATION



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    TRANSCONTINENTAL REFINING CORPORATION



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE C



                              ASSUMPTION AGREEMENT



                  THIS ASSUMPTION AGREEMENT is entered into this 15th day of December, 1998 by and between TransContinental Refining Corporation, a Delaware corporation ("Purchaser"), and TCR Holding Company, a Delaware corporation ("Seller").

                  WHEREAS, Purchaser and Seller have entered into an Asset Transfer Agreement, dated as of December 15, 1998 (the "Asset Transfer Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Transfer Agreement), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the Assets and Properties of Seller, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing this Assumption Agreement;

                  WHEREAS, pursuant to Section 1.04 of the Asset Transfer Agreement, Purchaser is required to execute and deliver to Seller this Agreement whereby Purchaser assumes such obligations;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Assumed Liabilities.

                  Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.

                  Other than as specifically stated above or in the Asset Transfer Agreement, Purchaser assumes no debt, liability or obligation of Seller, including without limitation the Retained Liabilities, by this Assumption Agreement, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of Seller, its successors and assigns.

                  No Person other than Seller, its successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

                  This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Assumption Agreement in order for this Assumption Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Assumption Agreement to such extent.

                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.


                                    TCR HOLDING CORPORATION



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    TRANSCONTINENTAL REFINING CORPORATION



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE D

                                 RETAINED ASSETS


1.        The corporate minute books and stock ledger of TCR Holding;

2.        TCR Holding's rights under this Agreement.

3.        Capital Stock of TransContinental held by TCR Holding on the Closing
          Date;

4. Rights of TCR Holding under the Swingline Note (as defined in the Securities Purchase Agreement); and

5.        $1,300,000 in cash.

6.        D&O Insurance Policy.